UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 13, 2017

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CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

[ ]	Emerging growth company
[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.02	Unregistered Sales of Equity Securities.

On July 13, 2017, Celadon Group, Inc., a Delaware corporation (the “Company”) appointed Paul C. Svindland as its Chief Executive Officer and a member of its Board of Directors (the “Board”), with Mr. Svindland’s appointment to commence on or about July 24, 2017. In connection with the appointment, the Company will grant Mr. Svindland certain shares of restricted stock and stock options.

The terms of the grants are described in Item 5.02 of this Form 8-K under the heading “Paul Svindland Appointment and Employment Agreement” and the information set forth therein is incorporated into this Item 3.02 by reference.  No commissions, underwriting discounts, or similar payments were made in connection with the grants. The grants will be made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.  In determining to rely on this exemption, the Company considered that Mr. Svindland is an accredited or sophisticated investor who is familiar with our operations, the Company did not engage in any general solicitation or advertising in connection with the grants, and Mr. Svindland will be acquiring the shares subject to the grants without a view to resell or distribute them to others immediately, as demonstrated by the holding period and vesting criteria applicable to the grants.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Paul Svindland Appointment and Employment Agreement

On July 13, 2017, the Company appointed Paul C. Svindland as its Chief Executive Officer and as a member of the Board. Mr. Svindland’s appointment will be effective upon his commencing employment, which is expected to be on or about July 24, 2017.

Mr. Svindland, 46, previously served as Chairman and Chief Executive Officer of Farren International Holdings, Inc., a private equity backed holding company for multiple trucking companies, and held such positions since its merger with EZE Trucking Holdings, Inc. in July 2016. Prior to the merger, Mr. Svindland had served as Chief Executive Officer of EZE Trucking Holdings, Inc. since April 2014. Prior to joining EZE, he served as Executive Vice President and Chief Operating Officer at Pacer International, a leading intermodal and logistics provider that was publicly traded prior to being acquired by XPO Logistics, Inc. Prior to Pacer International, Mr. Svindland was a Managing Director of AlixPartners LLP, a global business-advisory firm, where he co-led the global transportation and logistics practice, working with carriers and shippers to improve their overall operational and financial performance. He joined AlixPartners in October 2006 as a Director and was promoted to Managing Director in December 2009. From 2000 to October 2006, he worked for ICG Commerce (now a part of Accenture), a leading sourcing, procurement, and logistics company where he led the firm's global logistics practice. Mr. Svindland's experience also includes several years in management roles with Maersk Inc., the world's largest steamship line. Mr. Svindland serves on the boards of Suntecktts, HwyTribe and The Salzberg Program at The Whitman School of Management, Syracuse University. Mr. Svindland earned a Bachelor of Science degree from Syracuse University School of Management and an MBA from The Wharton School of Business, University of Pennsylvania.

In connection with the appointment, the Company and Mr. Svindland entered into an employment agreement (the “Employment Agreement”), dated July 13, 2017, setting forth certain terms and conditions of Mr. Svindland's employment with the Company.  Under the Employment Agreement, Mr. Svindland will (i) have a base salary of $550,000 which will increase to $600,000 upon Mr. Svindland relocating to Indianapolis or a nearby suburb and the Company achieving a consolidated operating ratio of 96.0%; (ii) receive a one-time cash signing bonus of $200,000 upon commencing employment; (iii) receive equity grants upon commencing employment, the terms of which are further described below; (iv) be eligible to participate in future equity grants under the Company’s long-term incentive program; (v) be eligible to participate in the Company’s performance cash bonus program; (vi) be entitled to up to $100,000 during the first year of employment as reimbursement for commuting costs, relocation expenses, and a housing allowance; (vii) be entitled to severance pay, if the Company terminates his employment without “Cause” or he terminates his employment for “Good Reason” (in either case, not involving a “Change in Control”), equal to twenty-four months of salary continuation if such termination occurs during the first year of employment, or twelve months salary continuation if such termination occurs after the first year of employment; (viii) be entitled to severance pay, if the Company terminates his employment without Cause or he terminates his employment for Good Reason, in either case, within six months prior to, or twelve months following, a Change in Control, equal to 200% of his annual base salary, 200% of the target amount of his annual cash bonus, and accelerated vesting of equity awards to the extent so provided in the applicable award notices; and (ix) be subject to certain nonsolicitation, noncompetition, nondisparagement, and confidentiality covenants.  The terms “Cause,” “Good Reason,” and “Change in Control” are further defined in the Employment Agreement.

The equity grants to be made to Mr. Svindland upon commencing employment are as follows:

Grant Type / Number of Shares	Vesting Criteria / Exercise Terms
Restricted Stock – 200,000 shares	Shares will be fully vested at the commencement of Mr. Svindland's employment with the Company but subject to a two-year holding period.
Restricted Stock – 200,000 shares
Shares will be fully vested at the commencement of Mr. Svindland's employment with the Company but subject to a holding period that will lapse upon the earliest to occur of (i) the second anniversary of the grant date, (ii) the termination of Mr. Svindland by the Company without Cause, and (iii) Mr. Svindland terminating his employment for Good Reason within 12 months following a qualifying Change in Control.

Restricted Stock – 100,000 shares
Time vesting restricted stock, which will vest in equal quarterly installments beginning on the second anniversary of the grant date, with all shares fully vesting on the fourth anniversary of the grant date.

Restricted Stock – 100,000 shares
Performance vesting shares of restricted stock, which will vest upon the first to occur of the following: (i) a sale of the Company at a price per share in excess of the price per share on the date of issuance of the award, (ii) a consolidated operating ratio for any fiscal year equal to or lower than 95%, and (iii) the closing price of the Company's common stock is $8.00 or greater for twenty consecutive trading days. Unvested shares will expire and be forfeited upon the earlier of (x) termination of employment and (y) five years after the date of issuance.

Stock Options – 200,000 shares
70,000 of the options will have an exercise price equal to the closing trading price on the date of the grant, 70,000 will have an exercise price equal to the closing trading price on the date of the grant plus one dollar, and 60,000 will have an exercise price equal to the closing trading price on the date of the grant plus two dollars. The options will vest in one-third installments on each of the second, third, and fourth anniversaries of the grant date.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed with the Securities and Exchange Commission.  There is no arrangement or understanding between Mr. Svindland and any other person pursuant to which Mr. Svindland was appointed Chief Executive Officer and a director. There are no transactions in which Mr. Svindland has an interest requiring disclosure under Item 404(a) of Regulation S-K other than the Employment Agreement.

Paul Will Retirement and Consulting Agreement

In connection with Mr. Svindland’s appointment, Paul Will will retire from his current positions as Chief Executive Officer, director, and Chairman of the Board.  Mr. Will’s retirement will be effective on July 24, 2017. In connection with his retirement, effective as of July 18, 2017, Mr. Will and the Company entered into a Consulting Agreement (the “Consulting Agreement”). Under the Consulting Agreement, the Company will pay Mr. Will $25,000.00 per month for twelve months (unless the term of service is earlier terminated or extended, as provided in the Consulting Agreement) in exchange for Mr. Will (i) providing certain consulting services that may be requested by the Company during the consulting period and (ii) agreeing to certain release, non-competition, non-solicitation, non-disparagement, and non-disclosure covenants.  In addition, Mr. Will’s unvested equity grants will be forfeited, with the exception of 75,000 shares of restricted stock that were granted on January 29, 2016, which will immediately vest.  The description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Consulting Agreement, which is filed herewith as Exhibit 10.1.

Mr. Will's decision to retire as a member of the Board was not a result of any disagreement with the Company, its management, or the Board on any matter relating to the Company's operations, policies, or practices.

Item 7.01          Regulation FD Disclosure.

On July 13, 2017, the Company issued a press release discussing the management changes and Mr. Svindland's equity awards described herein. A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT
	NUMBER	EXHIBIT DESCRIPTION
	10.1	Consulting Agreement, dated July 18, 2017, between Celadon Group, Inc. and Paul Will
	99.1	Press Release of Celadon Group, Inc. dated July 13, 2017

The information contained in Item 7.01 and Exhibit 99.1 of Item 9.01 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information contained in Item 7.01 and Exhibit 99.1 of this report contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended.  Such statements may be identified by their use of terms or phrases, including "expects," "expected," "will," "would be," "intends," "believes," and similar terms and phrases.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this report, statements relating to future achievement of strategic initiatives, future enhancements of stockholder and other stakeholder value, future opportunities for the Company, and future impacts on the Company's trajectory, among others, are forward-looking statements.  Actual results may differ from those set forth in the forward-looking statements.  Readers should review and consider factors that could impact results as provided in various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: July 19, 2017	By:	/s/ Bobby Peavler
Bobby Peavler Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
10.1	Consulting Agreement, dated July 18, 2017, between Celadon Group, Inc. and Paul Will
99.1	Press Release of Celadon Group, Inc. dated July 13, 2017